Exhibit 5.1

Phone 972-8-9360999 Fax 972-8-9366000

Oppenheimer 7, Rabin Science Park, Rehovot, Israel

www.kronengold.com

January 29, 2015

VIA ELECTRONIC TRANSMISSION

Nano-Textile Ltd.

3 Lohamei HaGetaot St.

Nahariya 2244427

Israel

Re:	Nano-Textile Ltd.; Form F-1 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form F-1 ("Registration Statement") under the Securities Act of 1933, as amended ("Act"), filed by Nano-Textile Ltd., an Israeli corporation ("Company"), with the Securities and Exchange Commission. The Registration Statement relates to (a) the offer and sale by the Company of 30,000,000 new ordinary shares of the Company, and (b) the offer and resale by the selling stockholders named therein of up to 21,079,214 ordinary shares of the Company.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based on our examination mentioned above, we are of the opinion that (a) the securities being sold by the Company pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable, and (b) the securities of the Company outstanding on the date hereof that are being registered for resale by the selling stockholders of the Company are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ SRK Kronengold Law Offices